Exhibit 99.1

FOR IMMEDIATE RELEASE

Investors contact:	Media contact:

Linda Snyder	Phyllis Davidson

408/588-8405	408/588-8754

Linda_snyder@hyperion.com	Phyllis_davidson@hyperion.com

ROBIN WASHINGTON JOINS HYPERION
AS CHIEF FINANCIAL OFFICER

SANTA CLARA, Calif., January 11, 2006 — Hyperion (Nasdaq: HYSL), the global leader in Business Performance Management software, today announced that Robin L. Washington is joining the company as Chief Financial Officer. Washington, who brings more than 21 years of financial management experience to Hyperion, was most recently senior vice president of finance and corporate controller for PeopleSoft, Inc.

“Robin is an exceptional executive with a wealth of experience in enterprise software and with broad and deep expertise in finance,” said Godfrey Sullivan, president and CEO for Hyperion. “The entire management team is looking forward to working with Robin and to her contributions to our company.”

“I’m thrilled to be joining Hyperion,” said Washington. “Hyperion is the premier brand in the world of finance and one of the most exciting companies in all of enterprise software. I’m delighted to help lead this company through its next round of growth.”

Washington joined PeopleSoft in 1996. In her nine-year career there, she managed a broad range of international finance, treasury and corporate finance functions. Among her responsibilities as corporate controller, Washington oversaw financial due diligence processes and management of internal and external audit functions; sponsored the company’s Sarbanes Oxley 404 compliance initiatives; and managed post-merger initiatives for all of PeopleSoft’s merger and acquisition activities.

Prior to PeopleSoft, Washington was director of finance for Tandem Computers. A Certified Public Accountant, she previously served as an accounting analyst for the Federal Reserve Bank of Chicago and as a senior auditor for Deloitte & Touche.

Washington is a member of the board of directors for Tektronix. She earned a master’s of business administration from Pepperdine University and holds a bachelor’s of business administration from the University of Michigan.

Washington will report to Sullivan as a member of Hyperion’s executive management team.

About Hyperion

Hyperion Solutions Corporation is the global leader in Business Performance Management software. More than 10,000 customers rely on Hyperion software to provide visibility into how their businesses are performing and to help them plan and model to improve that performance. Using Hyperion software, customers collect data, organize and analyze it, then communicate it across the enterprise. Hyperion offers the industry’s only Business Performance Management solution that integrates financial management applications with a business intelligence platform into a single system.

Named one of the FORTUNE 100 Best Companies to Work For (2004), Hyperion serves global customers in 45 countries. A network of more than 600 partners provides the company’s innovative and specialized solutions and services. Hyperion generated revenues of $703 million for the fiscal year that ended June 30, 2005 and is traded under the Nasdaq symbol HYSL. For more information, please visit www.hyperion.com.

Forward-Looking Statements
Statements in this press release relating to the future, including those related to our future growth, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as, “may,” “will,” “should,” “potential,” “estimated,” “projects,” “anticipate,” “plans,” “expects,” “believes” and similar expressions. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, our failure to successfully drive increases in software license revenue (by both increasing sales of newer products, and limiting fall off of older product revenue), significant product quality problems, failure to successfully drive partner revenue, lower than expected customer adoption rates for System 9, significant strengthening of the dollar against key European currencies, the impact of competitive products and pricing, a decline in customer demand, and technological shifts. For a more detailed discussion of factors that could affect the company’s performance and cause actual results to differ materially from those anticipated in the forward-looking statements, interested parties should review the company’s filings with the Securities and Exchange Commission, including the Reports on Forms 10-K and 10-Q filed on August 31, 2005, and November 9, 2005, respectively. The company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.